OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces Postponement of Annual Meeting of Stockholders

IRVING, TX / December 9, 2024 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource”, or “Company”) today announced that due to unexpected delays in the process of printing and mailing the notice of meeting and accompanying proxy materials to certain of its stockholders, it has decided to postpone its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) previously scheduled for Friday, December 13, 2024 at 12:00 p.m. Central Time to Monday, January 6, 2025 at 11:00 a.m. Central Time. The postponed 2024 Annual Meeting will be held at the Ground Floor Conference Room, Suite 109, 222 West Las Colinas Blvd., Irving, Texas 75039.

The close of business on November 8, 2024 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the 2024 Annual Meeting. Stockholders of the Company who have previously submitted their proxy and who do not want to change their vote do not need to take any action.

No changes have been made to the proposals to be voted on by stockholders at the 2024 Annual Meeting. The Company encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2024 (the “Proxy Statement”) and distributed to the stockholders. Stockholders are also able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov.

The Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Proxy Statement. The Company encourages all stockholders who have not submitted their proxy to do so before 11:59 p.m. Eastern Time on January 3, 2025.

About DynaResource

DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

On behalf of the Board of Directors of DynaResource, Inc.
Rohan Hazelton
President & CEO

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com